UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

 On September 23, 2014, Inventergy Global, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Joseph W. Beyers, the Chairman and Chief Executive Officer of the Company, pursuant to which the Company agreed to issue to Mr. Beyers up to 233,640 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $2.14 per share for aggregate consideration to the Company of up to $499,989.60 (the “Aggregate Purchase Price”). Pursuant to the terms of the Agreement and concurrently with the execution of the Agreement, Mr. Beyers made an initial payment (the “Initial Payment”) of $300,000 to the Company towards the Aggregate Purchase Price. The issuance of the Shares to Mr. Beyers is subject to the receipt of Board approvals. In addition, the Shares will only be issued if the Company does not obtain $6 million or more in debt financing within ten business days of the execution of the Agreement. If such debt financing is obtained by the Company within ten business days, the Company will return the Initial Payment to Mr. Beyers and the Shares will not be sold.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2014

INVENTERGY GLOBAL, INC.

By:	/s/ Wayne Sobon
Name: Wayne Sobon
Title: Senior Vice President, General Counsel and Secretary